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EXHIBIT 23.2 CONSENT OF INDEPENDENT ACCOUNTANTS


                                     [MORGAN COMPANY CHARTERED ACCOUNTANTS LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We have issued our report, dated August 29, 2002, accompanying the financial statements of MIV Therapeutics Inc. appearing in the current report on Form 10-KSB, which are incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




Vancouver, Canada                                          /s/ Morgan & Company

January 16, 2003                                           Chartered Accountants





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